Exhibit 10.63

Prepared By/Return To:	KEN BURKE, CLERK OF COURT
AND COMPTROLLER PINELLAS COUNTY, FL
SNR Denton US LLP	INST# 2012296401 10/11/2012 at 12:36 PM
233: S. Wacker: Drive, Suite 7800	OFF REC BK: 17747 PG: 111-138
Chicago, Illinois 60606	Doc Type: MTG RECORDING: $239.50
Attn: Steven R. Davidson, Esq.	M DOC STAMP: $84000.00 INT TAX: $48000.00

[Reserved]

MORTGAGE, ASSIGNMENT OF RENTS,
SECURITY AGREEMENT AND FIXTURE
FILING

by

WATERTON LANSBROOK VENTURE, L.L.C.;

a Delaware limited liability company,

as Mortgagor

and

Bank of America, N.A.,

a national banking association,

as Mortgagee

This document serves as a Fixture Filing under the Florida Uniform Commercial
Code.

Mortgagor's Organizational Identification Number is 4970971

Mortgage. Assignment of Rents, Security Agreement and Fixture Filing

This Mortgage, Assignment of Rents, Security Agreement and Fixture Filing is made as of the 28th day of September, 2012, by WATERTON LANSBROOK VENTURE, L.L.C., a Delaware limited liability company (herein referred to as "Mortgagor"), whose address is 30 S. Wacker Drive, #3600, Chicago, Illinois 60606, Attn: Marc Swerdlow, and 30 S. Wacker Drive, #3600, Chicago, Illinois 60606, Attn: Erm An.kin, to Bank of America, N.A., a national banking association (“Mortgagee”), whose address is 135 South LaSalle, Suite 630, Chicago, Illinois 60603.

Recitals

Mortgagor has requested that Mortgagee make the Loan (as hereinafter defined) to Mortgagor. As a condition precedent to making the Loan, Mortgagee has required that Mortgagor execute and deliver this Mortgage, Assignment of Rents, Security Agreement and Fixture Filing to Mortgagee.

Grants and Agreements

Now, therefore, in order to induce Mortgagee to make the Loan to Mortgagor, Mortgagor agrees as follows:

Article I
Definitions.

As used in this Mortgage, the terms defined in the Preamble hereto shall have the respective meanings specified therein, and the following additional terms shall have the meanings specified:

"Accessories" means all fixtures, equipment, systems, machinery, furniture, furnishings, appliances, inventory, goods, building and construction materials, supplies and other articles of personal property, of every kind and character, tangible and intangible (including software embedded therein), now owned or hereafter acquired by Mortgagor, which are now or hereafter attached to or situated in, on or about the Property, or used in or necessary to the complete and proper planning, development, use, occupancy or operation thereof, or acquired (whether delivered to the Property or stored elsewhere) by Mortgagor for use or installation in or on the Property, and all Additions to the foregoing, all of which are hereby declared to be permanent accessions to the Property.

"Accounts" means all accounts of Mortgagor within the meaning of the Uniform Commercial Code of the State, derived from or arising out of the use, occupancy or enjoyment of the Property or for services rendered therein or thereon.

"Additions" means any and all alterations, additions, accessions and improvements to property, substitutions therefor, .and renewals and replacements thereof.

"Claim" means any liability, suit, action, claim, demand, loss, expense, penalty, fine, judgment or other cost of any kind or nature whatsoever, including fees, costs and expenses of attorneys, consultants, contractors and experts.

"Condemnation" means any taking of title to, use of, or any other interest in the Property under the exercise of the power of condemnation or eminent domain. whether temporarily or permanently, by any Governmental Authority or by any other Person acting under or for the benefit of a Governmental Authority.

"Condemnation Awards" means any and all judgments, awards of damages {including severance and consequential damages), payments, proceeds, settlements, amounts paid to Mortgagor for a taking in lieu of Condemnation, or other compensation heretofore or hereafter made, including interest thereon, and the right to receive the same, as a result of, or in connection with, any Condemnation or threatened Condemnation.

"Condominium Declaration" means the Declaration of Condominium for Lansbrook Village Condominium recorded with the Clerk of the Court of Pinellas County, Florida as Instrument 2005428028 on October 26, 2005, as amended from time to time.

"Contract of Sale" means any contract for the sale of all or any part of the Property or any interest therein, whether now in existence or hereafter executed.

"Default” means an event or circumstance which, with the giving of Notice or lapse of time, or both, would constitute an Event of Default under the provisions of this Mortgage.

"Design and Construction Documents" means, collectively, (a) all contracts for services to be rendered, work to be performed or materials to be supplied in the development of the Property or the construction or repair of Improvements, including all agreements with architects, engineers or contractors for such services, work or materials; (b) all plans, drawings and specifications for the development of the Property or the construction or repair of Improvements; (c) all permits, licenses, variances and other rights or approvals issued by or obtained from any Governmental Authority or other Person in connection with the development of the Property or the construction or repair of Improvements; and (d) all amendments of or supplements to any of the foregoing.

"Dispute" means any controversy, claim or dispute between or among the parties to this Mortgage, including any such controversy, claim or dispute arising out of or relating to (a) this Mortgage,

(b) any other Loan Document, (c) any related agreements or instruments, or {d) the transaction contemplated herein or therein (including any claim based on or arising from an alleged personal injury or business tort).

"Encumbrance" means any Lien, easement, right of way, roadway (public or private), condominium regime, cooperative housing regime, condition, covenant or restriction (including any covenant, condition or restriction imposed in connection with any condominium development or cooperative housing development), Lease or other matter of any nature that would affect title to the Property.

"Environmental Agreement" means the Environmental Indemnification and Release Agreement of even date herewith by and between Mortgagor and Mortgagee pertaining to the Property, as the same may from time to time be extended, amended, restated or otherwise modified.

“Event of Default" means an event or circumstance specified in Article VI and the continuance of such event or circumstance beyond the applicable grace and/or cure periods therefor, if any, set forth in Article VI.

"Expenses" means all fees, charges, costs and expenses of any nature whatsoever incurred at any time and from time to time (whether before or after an Event of Default) by Mortgagee in making, funding, administering or modifying the Loan, in negotiating or entering into any "workout" of the Loan, or in exercising or enforcing any rights, powers and remedies provided in this Mortgage or any of the other Loan Documents, including attorneys' fees, court costs, receiver's fees, management fees and costs incurred in the repair, maintenance and operation of, or taking possession of, or selling, the Property.

"Future Advances" means any loan of money from Mortgagee to Mortgagor made within twenty

(20) Years from the date hereof. The total amount of such loan or loans may increase or decrease from time to time, but the total unpaid aggregate balance secured by this Mortgage at any one time shall not exceed $72,000,000, plus interest thereon, and any disbursements made for the payment of the Property Assessments (whether taxes, levies or otherwise), insurance, or other liens on the Property, with interest on such disbursements. The Mortgagee has no obligation whatsoever, to make a Future Advance.

"Governmental Authority" means any governmental or quasi-governmental entity, including any court, department, commission, board, bureau, agency, administration, service, district or other instrumentality of any governmental entity.

"Guarantor" means Waterton Venture XI Holdings, L.L.C. and its heirs, personal representatives, successors and assigns.

"Guaranty" means the Guaranty Agreement of even date herewith executed by Guarantor for the benefit of Mortgagee, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

"Improvements" means all improvements constituting a part of the Property.

"Insurance Proceeds" means the insurance claims under and the proceeds due Borrower of any and all policies of insurance covering the Property or any part thereof, including all returned and unearned premiums due Borrower with respect to any insurance relating to such Property, in each case whether now or hereafter existing or arising.

"Laws" means all federal, state and local laws, statutes, rules, ordinances, regulations, codes, licenses, authorizations, decisions, injunctions, interpretations, orders or decrees of any court or other Governmental Authority having jurisdiction as may be in effect from time to time.

"Leases” means all leases, license agreements and other occupancy or use agreements (whether oral or written), now or hereafter existing, which cover or relate to the Property or any part thereof, together with all options therefor, amendments thereto and renewals, modifications and guaranties thereof, including any cash or security deposited under the Leases to secure performance by the tenants of their obligations under the Leases, whether such cash or security is to be held until the expiration of the terms of the Leases or applied to one or more of the installments of rent coming due thereunder.

"Letter of Credit” means any letter of credit issued by Mortgagee for the account of Mortgagor or its nominee in connection with the development of the Property or the construction of the Improvements, together with any and all extensions, renewals or modifications thereof, substitutions therefor or replacements thereof.

"Lien" means any mortgage, Mortgage, pledge, security interest, assignment, judgment, lien 01· charge of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction.

"Loan" means the loan from Mortgagee to Mortgagor, the repayment obligations in connection with which are evidenced by the Note.

“Loan Agreement" means the Term Loan Agreement of even date herewith between Mortgagor and Mortgagee which sets forth, among other things, the terms and conditions upon which the proceeds of the Loan will be disbursed, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

"Loan Documents" means this Mortgage, the Note, the Guaranty, the Environmental Agreement, the Loan Agreement, any Swap Contract, any application or reimbursement agreement executed in connection with any Letter of Credit,, and any and all other documents which Mortgagor, Guarantor or any other party or parties have executed and delivered, or may hereafter execute and deliver, to evidence, secure or guarantee the Obligations, or any part thereof, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

"Mortgage" means this Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, as the same may from time to time be extended, renewed, amended, restated, supplemented or otherwise modified.

"Note" means the Promissory Note of even date herewith in the original principal amount of Thirty-Four Million and No/100 Dollars ($34,000,000.00) made by Mortgagor to the order of Mortgagee, as the same may from time to time be extended, renewed, amended, restated, supplemented or otherwise modified.

"Notice" means a notice, request, consent, demand or other communication given in accordance with the provisions of Section 8.8 of this Mortgage.

"Obligations" means all present and future debts, Future Advances, obligations and liabilities of Mortgagor to Mortgagee arising pursuant to, and/or on account of, the provisions of this Mortgage, the Note or any of the other Loan Documents, including the obligations: (a) to pay all principal, interest, late charges, prepayment premiums (if any) and other amounts due at any time under the Note; (b) to pay all Expenses, indemnification payments, fees and other amounts due at any time under this Mortgage or any of the other Loan Documents, together with interest thereon as herein or therein provided; (c) to pay and perform all obligations of Mortgagor under any Swap Con1ract; (d) to perform, observe and comply with all of the other terms, covenants and conditions, expressed or implied, which Mortgagor is required to perform, observe or comply with pursuant to this Mortgage or any of the other Loan Documents; and (e) to pay and perform all future advances and other obligations that Mortgagor or any successor in ownership of all or part of the Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Mortgagee, when a writing evidences the parties' agreement that the advance or obligation be secured by this Mortgage.

"Permitted Encumbrances" means (a) any matters set forth in any policy of title insurance issued to Mortgagee and insuring Mortgagee's interest in the Property which are acceptable to Mortgagee as of the date hereof, (b) the Liens and interests of this Mortgage, and (c) any other Encumbrance that Mortgagee shall expressly approve in its sole and absolute discretion, as evidenced by a "marked up" commitment for title insurance initialed on behalf of Mortgagee.

"Person" means an individual, a corporation, a partnership, a joint venture, a limited liability company, a trust, an unincorporated association, any Governmental Authority or any other entity.

"Personalty" means all personal property of any kind or nature whatsoever, whether tangible or intangible and whether now owned or hereafter acquired by Mortgagor and which is used in the construction of, or is placed upon, or is derived from or used in connection with the maintenance, use, occupancy or enjoyment of, the Property, including (a) the Accessories; (h) the Accounts; (c) all franchise, license, management or other agreements with respect to the operation of the Real Property or the business conducted therein (provided all of such agreements shall be subordinate to this Mortgage, and Mortgagee shall have no responsibility for the performance of Mortgagor's obligations thereunder) and all general intangibles (including payment intangibles, trademarks, trade names, goodwill, software and symbols) related to the Real Property or the operation thereof; (d) all sewer and water taps, appurtenant water stock or water rights, allocations and agreements for utilities, bonds, letters of credit, permits, certificates, licenses, guaranties, warranties, causes of action, judgments, Claims, profits, security deposits, utility deposits, and all rebates or refunds of fees, Taxes, assessments, charges or deposits paid to any Governmental Authority related to the Real Property or the operation thereof; (e) all of Mortgagor's rights and interests under all Swap Contracts, including all rights to the payment of money from Mortgagee under any Swap Contract and all accounts, deposit accounts and general intangibles, including payment intangibles, described in any Swap Contract; (f) all insurance policies held by Mortgagor with respect to the Property or Mortgagor's operation thereof; and (g) al! money, instruments and documents (whether tangible or electronic) arising from or by virtue of any transactions related to the Property, and all deposits and deposit accounts of Mortgagor with Mortgagee related to the Property, including any such deposit account from which Mortgagor may from time to time authorize Mortgagee to debit and/or credit payments due with respect to the Loan; together with all Additions to and Proceeds of all of the foregoing.

"Proceeds" when used with respect to any of the Property, means all proceeds of such Property, including all Insurance Proceeds and all other proceeds within the meaning of that term as defined in the Uniform Commercial Code of the State.

"Property" means the Real Property and the Personalty and all other rights, interests and benefits of every kind and character which Mortgagor now has or hereafter acquires in, to or for the benefit of the Real Property and/or the Personalty and all other property and rights used or useful in connection therewith, including all Leases, all Rents, all Condemnation Awards, all Proceeds, and all of Mortgagor's right, title and interest in and to all Design and Construction Contracts, all Contracts of Sale and all Refinancing Commitments.

"Property Assessments" means all Taxes, payments in lieu of taxes, water rents, sewer rents, assessments, condominium and owner's association assessments and charges, maintenance charges and other governmental or municipal or public or private dues, charges and levies and any Liens (including federal tax liens) which are or may be levied, imposed or assessed upon the Property or any part thereof, or upon any Leases or any Rents, whether levied directly or indirectly or as excise taxes, as income taxes, or otherwise.

"Real Property" means the property located in the County of Pinellas, State of Florida, as described in Exhibit A, together with (a) all estates, title interests, title reversion rights, remainders, increases, issues, profits, rights of way or uses, additions, accretions, servitudes, strips, gaps, gores, liberties, privileges, water rights, water courses, alleys, passages, ways, vaults, licenses, tenements, franchises, hereditaments, appurtenances, easements, rights-of-way, rights of ingress or egress, parking rights, timber, crops, mineral interests and other rights, now or hereafter owned by Mortgagor and belonging or appertaining to the Property; (b) all Claims whatsoever of Mortgagor with respect to the Property, either in law or in equity, in possession or inexpectancy; (c) all estate, right, title and interest of Mortgagor in and to all streets, roads and public places, opened or proposed, now or hereafter adjoining or appertaining to the Property; and (d) all options to purchase the Property, or any portion thereof or interest therein, and any greater estate in the Property, and all Additions to and Proceeds of the foregoing.

"Refinancing Commitment" means any commitment from or other agreement with any Person providing for the financing of the Property, some or all of the proceeds of which are intended to be used for the repayment of all or a portion of the Loan.

"Rents" means all of the rents, royalties, issues, profits, revenues, earnings, income and other benefits of the Property, or arising from the use or enjoyment of the Property, including all such amounts paid under or arising from any of the Leases and all fees, charges, accounts or other payments for the use or occupancy of rooms or other public facilities within the Real Property.

"State" means the state in which the Property is located.

"Swap Contract" means· any agreement, whether or not in writing, relating to any Swap Transaction, including, unless the context otherwise clearly requires, any form of master agreement (the "Master Agreement") published by the International Swaps and Derivatives Association, Inc., or any other master agreement, entered into prior to the date hereof or any time after the date hereof, between Swap Counterparty (as defined in the Loan Agreement) and Mortgagor (or its Affiliate (as defined in the Loan Agreement)), together with any related schedule and confirmation, as amended, supplemented, superseded or replaced from time to time.

"Swap Transaction" means any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, note or bill option, interest rate option, forward foreign exchange transaction, cap transaction, collar transaction, floor transaction, currency swap transaction, cross-currency rate swap transaction, swap option, currency option, credit swap or default transaction, T-lock, or any other similar transaction (including any option to enter into the foregoing) or any combination of the foregoing, entered into prior to the date hereof or anytime after the date hereof between Swap Counterparty and Mortgagor (or its Affiliate) so long as a writing, such as a Swap Contract, evidences the parties'- intent that such obligations shall be secured by this Mortgage in Connection with the Loan.

"Taxes" means all taxes and assessments, whether general or special, ordinary or extraordinary, or foreseen or unforeseen, which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority ·or any community facilities or other private district on Mortgagor or on any of its properties or assets or any part thereof or in respect of any of its franchises. businesses, income or profits.

"Transfer" means any direct or indirect sale, assignment, conveyance or transfer, including any Contract of Sale and any other contract or agreement to sell, assign, convey or transfer, whether made voluntarily or by operation of Law or otherwise, and whether made with or without consideration.

"Units" means the condominium units described in Schedule l attached hereto and encumbered by this Mortgage.

Article II

Granting Clauses; Condition of Grant.

Section 2.1           Conveyances and Security Interests.

In order to secure the prompt payment and performance of the Obligations, Mortgagor (a) grants, bargains, sells, aliens, remises, releases, assigns, mortgages, hypothecates, deposits, pledges, sets over, confirms, warrants and conveys the Real Property unto Mortgagee, an estate, right, title and interest of Mortgagor in and to the Real Property, whether now owned or held or hereafter acquired by Mortgagor, to have and hold the Real Property unto Mortgagee, its successors and assigns forever; and to hold the Real Property unto Mortgagee in fee simple forever; provided that Mortgagor may retain possession of the Real Property until the occurrence of an Event of Default; (b) grants to Mortgagee a security interest in the Personalty; (c) assigns to Mortgagee, and grants to Mortgagee a security interest in all Condemnation Awards and all Insurance Proceeds; and (d) assigns to Mortgagee, and grants to Mortgagee a security interest in, all of Mortgagor's right, title and interest in, but not any of Mortgagor's obligations or liabilities under, all Design and Construction Documents. all Contracts of Sale and all Refinancing Commitments. All Persons who may have or acquire an interest in all or any part of the Property will be deemed to have notice o and will be bound by, the terms of the Obligations and each other agreement or instrument made or entered :into in connection with each of the Obligations. Such terms include any provisions in the Note, the Loan Agreement or any Swap Contract which provide that the interest rate on one or more of the Obligations may vary from time to time. The definition of "Obligations" includes Future Advances.         ·

Section 2.2           Absolute Assignment of Leases and Rents.

In consideration of the making of the Loan by Mortgagee to Mortgagor, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor absolutely and uncoriditiona1ly assigns the Leases and Rents to Mortgagee. This assignment is, and is intended to be, an unconditional, absolute and present assignment from Mortgagor to Mortgagee of all of Mortgagor’s right, title and interest in and to the Leases and the Rents and not an assignment in the nature of a pledge of the Leases and Rents or the mere grant of a security interest therein. So long as no Event of Default shall exist, however, and so long as Mortgagor is not in material default in the performance of any obligation, covenant or agreement contained in the Leases, Mortgagor shall have a license (which license shall terminate automatically and without notice during the pendency of an Event of Default or a material default by Mortgagor under the Leases) to collect, but not prior to accrual, all Rents. Mortgagor agrees to collect and hold all Rent in trust for Mortgagee and to use the Rents for the payment of the cost of operating and maintaining the Property and for the payment of the other Obligations before using the

Rents for any other purpose.

The assignments of Leases and Rents contained in this Mortgage are intended to provide Mortgagee with all of the rights and remedies of mortgagees pursuant to Section 697.07 of the Florida Statutes (hereinafter "Section 697.07"), as may be amended from time to time. However, in no event shall this reference diminish, alter, impair, or affect any other rights and remedies of Mortgagee, including ..but not limited to, the appointment of a receiver, nor shall any provision in this Section diminish, alter, impair or affect any rights or powers of the receiver in law or equity or as set forth herein. In addition, this assignment shall be fully operative without regard to value of the Property or without regard to the adequacy of the Property to serve as security for the obligations owed by Mortgagor to Mortgagee, and shall be in addition to any rights arising under Section 697.07. Further, except for the notices required hereunder, if any, Mortgagor waives any notice of default or demand for turnover of rents by Mortgagee, together with any rights under Section 697.07 to apply to a court to deposit the Rents into the registry of the court or such other depository as the court may designate.

Section 2.3           Security Agreement. Fixture Filing and Financing Statement.

This Mortgage creates a security interest in the Personalty, and, to the extent the Personalty is not real property, this Mortgage constitutes a security agreement from Mortgagor to Mortgagee under the Uniform Commercial Code of the State. In addition to an of its other rights under this Mortgage and otherwise, Mortgagee shall have all of the rights of a secured party under the Uniform Commercial Code of the State, as in effect from time to time, or under the Uniform Commercial Code in force from time to time .in any other state to the extent the same is applicable Law. This Mortgage shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Property and is to be filed for record in the real estate records of each county where any part of the Property (including such fixtures) is situated. This Mortgage shall also be effective as a financing statement with respect to any other Property as to which a security interest may be perfected by the filing of a financing statement and may be filed as such in any appropriate filing or recording office. The respective mailing addresses of Mortgagor and Mortgagee are set forth in the opening paragraph of this Mortgage. A carbon, photographic or other reproduction of this Mortgage or any other financing statement relating to this Mortgage shall be sufficient as a financing statement for any of the purposes referred to in this Section. Mortgagor hereby irrevocably authorizes Mortgagee at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements as authorized by applicable Law, reasonably required by Mortgagee to establish or :maintain the validity, perfection and priority of the security interests granted in this Mortgage. The foregoing authorization includes M01tgagor's irrevocable authorization for Mortgagee at any time and from time to time to file any initial financing statements and amendments thereto that indicate the Personalty (a) as "all assets" of Mortgagor or words of similar effect, regardless of whether any particular asset comprised in the Personalty falls within the scope of the Uniform Commercial Code of the State or the jurisdiction where the initial financing statement or amendment is filed, or (b) as being of an equal or lesser scope or with greater detail

Section 2.4           Release of Mortgage and Termination of Assignments and Financing Statements.

If and when Mortgagor has paid and performed all of the Obligations, and no further advances are to be made under the Loan Agreement, Mortgagee will provide a release of the Property from the lien of this Mortgage and termination statements for filed financing statements, if any, to Mortgagor. Mortgagor shall be responsible for the recordation of such release and the payment of any recording and filing costs. Upon the recording of such release and the filing of such termination statements, the absolute assignments set forth in Section 2.2 shall automatically terminate and become null and void.

Article III

Representations and Warranties.

Mortgagor makes the following representations and warranties to Mortgagee:

Section 3.1           Title to Real Property.

Mortgagor (a) owns fee simple title to Parcel 1of the Property and an easement interest in Parcels

2 and 3 of the Property, (b) owns all of the beneficial and equitable interest in and to the Real Property, and (c) is lawfully seized and possessed of the respective interests described in Section 3.I (a) hereof of the Real Property. Mortgagor has the right and authority to mortgage and convey the Real Property and does hereby mortgage and convey the Real Property to Mortgagee. The Real Property is subject to no Encumbrances .other than the Permitted Encumbrances. ·

Section 3.2           Title to Other Property.

Mortgagor has good title to the Personalty, and the Personalty is not subject to any Encumbrance other than the Permitted Encumbrances. None of the Leases, Rents, Design and Construction Documents, Contracts of Sale or Refinancing Commitments are subject to any Encumbrance other than the Permitted Encumbrances.

Section 3.3           Property Assessments.

The Units are assessed for purposes of Property Assessments as a separate and distinct parcels from any other property, such that the Units shall never become subject to the Lien of any Property Assessments levied or assessed against any property other than the Units.

Section 3.4           Independence of the Real Property.

Other than shared walls, floors, ceilings and similar structures, no buildings or other improvements on property not covered by this Mortgage rely on the Units or any interest therein to fulfill any requirement of any Governmental Authority for the existence of such property, building or improvements; and none of the Real Property relies, or will rely, on any property not covered by this Mortgage or any interest therein to fulfill any requirement of any Governmental Authority. To the best of Borrower's knowledge, the Units have been properly subdivided from all other property in accordance with the requirements of any applicable Governmental Authorities.

Section 3.5           Existing Improvements.

To the best of Borrower's knowledge, the existing Improvements, if any, were constructed, and are being used and maintained, in accordance with all applicable Laws, including zoning Laws.

Section 3.6           Leases and Tenants.

To the best of Borrower's knowledge, the Leases 1U"e valid and are in full force and effect, and Mortgagor is not in default under any of the terms thereof. Except as expressly permitted in the Loan Agreement, Mortgagor has not accepted any Rents in advance of the time the same became due under the Leases and has not forgiven, compromised or discounted any of the Rents. Mortgagor has title to and the right to assign the Leases and Rents to Mortgagee, and no other assignment of the Leases or Rents has been granted. To the best of Mortgagor's knowledge and belief, no tenant or tenants occupying,individually or in the aggregate, more than five percent (5%) of the net rentable area of the improvements are in default under their Lease(s) or are the subject of any bankruptcy, insolvency or similar proceeding.

Article IV
Affirmative Covenants.

Section 4.1           Obligations.

Mortgagor agrees to promptly pay and perform all of the Obligations, time being of the essence in each case.

Section 4.2           Property Assessments; Documentary Taxes.

Mortgagor (a) will promptly pay in full and discharge all Property Assessments, and (b) will furnish to Mortgagee, upon demand, the receipted bills for such Property Assessments prior to the day upon which the same shall become delinquent. Property Assessments shall be considered delinquent as of the first day any interest or penalty commences to accrue thereon. Mortgagor will promptly pay all stamp, documentary, recordation, transfer and intangible tax.es and all other taxes that may from time to time be required to be paid with respect to the Loan, the Note, this Mortgage or any of the other Loan Documents.

Section 4.3           Permitted Contests.

Mortgagor shall not be required to pay any of the Property Assessments, or to comply with any Law, so long as Mortgagor shall in good fu.ith, and at its cost and expense, contest the amount or validity thereof, or take other appropriate action with respect thereto, in good faith and in an appropriate manner or by appropriate proceedings; provided that (a) such proceedings operate to prevent the collection of, or other realization upon, such Property Assessments or enforcement of the Law so contested, (b) there will be no sale, forfeiture or loss of the Property during the contest, (c) Mortgagee is not subjected to any Claim as a result of such contest, and {d) for contests that involve $500,000 or more, Mortgagor provides assurances satisfactory to Mortgagee (including the establishment of an appropriate reserve account with Mortgagee) of its ability to pay such Property Assessments or comply with such Law in the event Mortgagor is unsuccessful in its contest. Each such contest shall be promptly prosecuted to final conclusion or settlement, and Mortgagor shall indemnify and save Mortgagee harmless against all Claims in connection therewith. Promptly after the settlement or conclusion of such contest or action, Mortgagor shall comply with such Law and/or pay and discharge the amounts which shall be levied, assessed or imposed or determined to be payable, together with all penalties, fines, interests, costs and expenses in connection therewith.

Section 4.4           Compliance with Laws.

Mortgagor will comply with and not violate, and cause to be complied with and not violated, all present and future Laws applicable to the Property and its use and operation.

Section 4.5           Maintenance and Repair of the Property.

Mortgagor, at Mortgagors sole expense, will (a) keep and maintain Improvements and Accessories in good condition, working order and repair, and (b) make all necessary or appropriate repairs and Additions to Improvements and Accessories, so that each part of the Improvements and all of the Accessories shall at all times be in good condition and fit and proper for the respective purposes for which they were originally intended, erected, or installed.

Section 4.6           Additions to Security.

All right, title and interest of Mortgagor in and to all improvements and Additions hereafter constructed or placed on the Property and in and to any Accessories hereafter acquired shall, -without any further Mortgage, conveyance, assignment or other act by Mortgagor, become subject to the Lien of this Mortgage as fully and completely, and -with the same effect, as though now owned by Mortgagor and specifically described in the granting clauses hereof. Mortgagor agrees, however, to execute and deliver to Mortgagee such further documents as may be required by the terms of the Loan Agreement and the other Loan Documents.

Section 4.7           Subrogation.

To the extent permitted by Law, Mortgagee shall be subrogated, notwithstanding its release of record, to any Lien now or hereafter existing on the Property to the extent that such Lien is paid or discharged by Mortgagee whether or not from the proceeds of the Loan. This Section shall not be deemed or construed, however, to obligate Mortgagee to pay or discharge any Lien.

Section 4.8           Leases.

(a)          Except as expressly permitted in the Loan Agreement, Mortgagor shall not enter into any Lease with respect to all or any portion of the Property without the prior written consent of Mortgagee.

(b)           Mortgagee shall not be obligated to perform or discharge any obligation of Mortgagor under any Lease. The assignment of Leases provided for in this Mortgage in no manner places on Mortgagee any responsibility for (i) the control, care, management or repair of the Property, (ii) the carrying out of any of the terms and conditions of the Leases, (ill") any waste committed on the Property, or (iv) any dangerous or defective condition on the Property (whether known or unknown).

(c) No approval of any Lease by Mortgagee shall be for any purpose other than to protect Mortgagee's security and to preserve Mortgagee's rights under the Loan Documents, and no such approval shall result in a waiver of a Default or Event of Default.

Article V
Negative Covenants.

Section 5.1           Encumbrances.

Mortgagor will not permit any of the Property to become subject to any Encumbrance other than the Permitted Encumbrances. Within thirty (30) days after the filing of any mechanic's lien or other Lien or Encumbrance against the Property, Mortgagor will promptly discharge the same by payment or filing a bond or otherwise as permitted by Law, or provide evidence that the same was insured over by a title company. For Liens or Encumbrances less than $50,000, or for Liens or Encumbrances of $50,000 or more in which Mortgagee's security bas been protected by the filing of a bond, title insurance or otherwise in a manner satisfactory to Mortgagee in its sole and absolute discretion, Mortgagor shall have the right to contest in good faith any Claim, Lien or Encumbrance, provided that Mortgagor does so diligently and without prejudice to Mortgagee or delay in completing construction of the Improvements. Mortgagor shall give Mortgagee Notice of any default under any Lien and Notice of any foreclosure or threat of foreclosure with respect to any of the Property.

Section 5.2           Transfer of the Property.

Mortgagor will not Transfer, or contract to Transfer, all or any part of the Property or any legal or beneficial interest therein (except for certain Transfers of the Accessories expressly permitted in this Mortgage). The Transfer of the general partnership interest in Mortgagor, if Mortgagor is a general partnership, or the Transfer of more than 50% of the membership interests in Mortgagor (whether in one or more transactions during the term of the Loan) shall be deemed to be a prohibited Transfer of the Property. Notwithstanding the forgoing, WRPV XI Lansbrook Tampa, L.L.C. ("Lansbrook Tampa") or an affiliate of Mortgagor shall be permitted to buy out, reduce, or take assignment of KMG Stratus Lansbrook, LLC's interests without Mortgagee' s consent, so long as Lansbrook Tampa continues to own a controlling interest in Mortgagor.         ·

Section 5.3           Removal, Demolition or Alteration of Accessories and Improvements.

Except to the extent permitted by the following sentence, no Improvements or Accessories shall be removed, demolished or materially altered without the prior written consent of Mortgagee. Mortgagor may remove and dispose of, free from the Lien of this Mortgage, such Accessories as from time to time become worn out or obsolete, provided that, either (a) at the time of, or prior to, such removal, any such Accessories are replaced with other Accessories which are free from Liens other than Permitted Encumbrances and have a value at least equal to that of the replaced Accessories (and by such removal and replacement Mortgagor ·shall be deemed to have subjected such Accessories to the Lien of this Mortgage), or (b) so long as a prepayment may be made without the imposition of any premium pursuant to the Note, such Accessories are sold at fair market value for cash and the net cash proceeds received from such disposition are paid over promptly to Mortgagee to be applied to the prepayment of the principal of the Loan.

Section 5.4           Additional Improvements.

Mortgagor will not construct any Improvements other than those presently on the Property and those described in the Loan Agreement without the prior written consent of Mortgagee. Mortgagor will complete and pay for, within a reasonable time, any Improvements which Mortgagor is permitted to construct on the Property. Mortgagor will construct and erect any permitted Improvements (a) strictly in accordance with all applicable Laws and any private restrictive covenants, (b) entirely on lots or parcels of the Property, (c) so as not to encroach upon any easement or right of way or upon the land of others, and (d) wholly within any building restriction and setback lines applicable to the Property.

Section 5.5           Restrictive Covenants, Zoning, etc.

Without the prior written consent of Mortgagee, Mortgagor will not initiate, join in, or consent to any change in, any restrictive covenant, easement, zoning ordinance, or other public or private restrictions limiting or defining the uses which may be made of the Property. Mortgagor (a) will promptly perform and observe, and cause to be pe1formed and observed, all of the material terms and conditions of all agreements affecting the Property, and (b) will do or cause to be done all things necessary to preserve intact and unimpaired any and all easements, appurtenances and other interests and rights in favor of, or constituting any portion of, the Property.

Article VI
Events of Default.

The occurrence or happening, from time to time, of any one or more of the following shall constitute an Event of Default under this Mortgage;

Section 6.1           Payment Obligations.

Mortgagor fails to pay any of the Obligations when due at maturity or upon acceleration, or within five (5) business days of due date for any other monetary obligation hereunder.

Section 6.2           Transfers.

Mortgagor Transfers, or contracts to Transfer, all or any part of the Property or any legal or beneficial interest therein (except for Transfers of the Accessories expressly permitted under this Mortgage). The Transfer of the general partnership interest in Mortgagor, if Mortgagor is a genera] partnership, or the Transfer of more than 50% of the membership interests in Mortgagor (whether in one or more transactions during the term of the Loan) shall be deemed to be a prohibited Transfer of the Property constituting an Event of Default. Notwithstanding the forgoing, Lansbrook Tampa or an affiliate of Mortgagor shall be permitted to buy out, reduce, or take assignment of KMG Stratus Lansbrook, LLC's interests without Mortgagee's consent, so long as Lansbrook Tampa continues to own a controlling interest in Mortgagor.

Section 6.3           Other Obligations.

Mortgagor fails to promptly perform or comply with any of the Obligations set forth in this Mortgage (other than those expressly described in other Sections of this Article VI). and such failure continues uncured for a period of thirty (30) days after Notice from Mortgagee to Mortgagor, unless (a) such failure, by its nature, is not capable of being cured within such period, and (b) within such period, Mortgagor commences to cure such failure and thereafter diligently prosecutes the cure thereof, and (c) Mortgagor causes such failure to be cured no later than ninety (90) days after the date of such Notice from Mortgagee.

Section 6.4           Event of Default Under Other Loan Documents.

An Event of Default (as defined therein) occurs under the Note or the Loan Agreement, or Mortgagor or Guarantor fails to promptly pay, perform, observe or comply with any obligation or agreement contained in any of the other Loan Documents (within any applicable grace or Cl.ire period).

Section 6.5           Change in Zoning or Public Restriction.

Any change in any zoning ordinance or regulation or any other public restriction is enacted, adopted or implemented that limits or defines the uses which may be made of the Property such that the present or intended use of the Property, as specified in the Loan Documents, would be in violation of such zoning ordinance or regulation or public restriction, as changed.

Section 6-6           Default Under Leases.

Mortgagor fails to duly perform its material obligations under any Lease, and such failure is not cured within the grace period, if any, provided in the Lease.

Section 6.7           Execution; Attachment.

Any execution or attachment in excess of $100,000 is levied against any of the Property, and such execution or attachment is not set aside, discharged or stayed within thirty (30) days after the same is levied.

Section 6.9           Notice Limiting Future Advances. If Mortgagor, pursuant to Florida Statutes 697.4         (1) (b), as amended from time to time, files for record a notice limiting the maximum amount which may be secured by this Mortgage.

Article VII

Rights and Remedies.

During an Event of Default, Mortgagee shall have the right, in addition to any other rights or remedies available to Mortgagee under any of the Loan Documents, applicable Law, or equity to exercise any one or more of the following rights, powers or remedies:

Section 7.1           Acceleration.

Mortgagee may accelerate all Obligations under the Loan Documents whereupon such Obligations shall become immediately due and payable, and Mortgagee may also terminate any Swap Contract and such Swap Contracts shall immediately terminate, all of the foregoing without notice of default, notice of acceleration or intention to accelerate, presentment or demand for payment, protest, notice of protest, notice of nonpayment or dishonor, or notices or demands of any kind or character (all of which are hereby expressly waived by Mortgagor).

Section 7.2           Mortgagee's Right to Enter and Take Possession. Operate and Apply Income.

(i)          Mortgagee may demand that Mortgagor surrender the actual possession of the Property and upon such demand, Mortgagor shall forthwith surrender same to Mortgagee and, to the extent permitted by law, Mortgagee itself, or by such officers or agents as it may appoint, may enter and take possession of all of the Property and may exclude Mortgagor and its agents and employees wholly therefrom.

(ii)         If Mortgagor shall for any reason fail to surrender or deliver the Property or any part thereof after Mortgagee's demand, Mortgagee may obtain a judgment or order conferring on Mortgagee the right to immediate possession or requiring the Mortgagor to deliver immediate possession to Mortgagee, to the entry of which judgment or decree the Mortgagor hereby specifically consents.

(iii)        Mortgagee may from time to time: (A) continue and complete construction of, hold, store, use operate, manage and control the Property and conduct the business thereof; (B) make all reasonably necessary maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional Personalty; (C) insure or keep the Property insured; (D) exercise all the rights and powers of the Mortgagor in its name or otherwise with respect to the same; and (E) enter into agreements with others (including, without limitation, new Leases or amendments, extensions, or cancellations to existing Leases) all as Mortgagee from time to time may determine in its sole discretion. Mortgagor hereby constitutes and irrevocably appoint':! Mortgagee its true and lawful attorney-in-fact, which appointment is coupled with an interest, with full power of substitution, and empowers said attorney or attorneys in the name of Mortgagor, but at the option of said attorney-in-fact, to do any and all acts and execute any and all agreements that Mortgagee may deem necessary or proper to implement and perform any and all of the foregoing.

(iv)        The Mortgagee may, with or without raking possession of the Property as hereinabove provided, collect and receive all the Rents therefrom, including those past due as well as those accruing thereafter, and shall apply the monies so received first, to the payment of all costs and expenses (including, without limitation, costs of arbitration, reasonable attorneys' fees and expenses) incurred by Mortgagee and its agents in connection with the collection of same, whether or not in possession of the Property, and second, in such order as Mortgagee may elect, to the payment of the Obligations.

Section 7.3           Proceedings To Recover Sums Due.

(i) If any installment or part of any Obligation shall fail to be paid when due, Mortgagee shall be entitled to sue for and to recover judgment against the Mortgagor for the amount so due and unpaid together with all costs and expenses {including, without limitation, casts of arbitration, reasonable attorneys' fees and expenses) incurred by Mortgagee in connection with such proceeding, together with interest thereon at the default rate under the Note from the date incurred by Mortgagee. Any such judgment against the Mortgagor shall bear interest at the maximum rate permitted by Law. All such costs and expenses shall be secured by this Mortgage and shall be due and payable by Mortgagor immediately.

(ii) If Mortgagor shall fail to pay upon the Mortgagee's demand, after acceleration as provided herein, all of the unpaid Obligations, together with all accrued interest thereon, Mortgagee shall be entitled to sue for and to recover judgment against the Mortgagor for the entire amount so due and unpaid together with all costs and expenses (including, without limitation, costs of arbitration, reasonable attorneys' fees and expenses) incurred by Mortgagee in connection with such proceeding, together with interest thereon at the default rate under the Note from the date incurred by Mortgagee. Any such judgment against the Mortgagor shall bear interest at the maximum rate permitted "by Law. All such costs and expenses shall be secured by this Mortgage and shall be payable by Mortgagor immediately. Mortgagee's right under this subsection may be exercised by Mortgagee either before, after or during the pendency of any proceedings for the enforcement of this Mortgage, including appellate proceedings.

(iii) No recovery of any judgment as provided in subsections (i) and (ii) above and no attachment or levy of any execution upon any of the Property or any other property shall in any way affect the lien of this Mortgage upon the Property or any part thereof, or any lien, rights, powers, or remedies of Mortgagee hereunder, but such Hen, rights, powers and remedies shal1 continue unimpaired as before.

Section 7.4           Foreclosure.

(i)          Mortgagee may institute proceedings for the partial or complete foreclosure of this Mortgage and Mortgagee may, pursuant to any final judgment of foreclosure, sell the Property as an entirety or in separate lots, units, or parcels.

(ii)         In case of a foreclosure sale of all or any part of the Property, the proceeds of sale shall be applied in accordance with Section 7.14 hereof, and the Mortgagee shall be entitled to seek a deficiency judgment against the Mortgagor to enforce payment of any and all Obligations then remaining due and unpaid, together with interest thereon, and to recover a judgment against the Mortgagor therefor, which judgment shall bear interest at the maximum rate permitted by Law.

(iii)        The Mortgagee is authorized to foreclose this Mortgage subject to the rights of any tenants of the Property, or Mortgagee may elect which tenants Mortgagee desires to name as parties defendant in such foreclosure and failure to make any such tenants parties defendant to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted by the Mortgagor to be, a defense to any proceedings instituted by the Mortgagee to collect the unpaid Obligations or to collect any deficiency remaining unpaid after the foreclosure sale of the Property.

Section 7.5           Receiver.

Mortgagee may apply to any court of competent jurisdiction to have a receiver appointed to enter upon and take possession of the Property, collect the Rents therefrom and apply the same as the court may direct, such receiver to have all of the rights and powers permitted under the laws of the State. The right of the appointment of such receiver shall be a matter of strict right without regard to the value or the occupancy of the Property or the solvency or insolvency of Mortgagor. The expenses, including receiver's fees, attorneys' fees, costs and agent's commission incurred pursuant to the powers herein contained, together with interest thereon at the default rare under the Note, shall be secured hereby and shall be due and payable by Mortgagor immediately without notice or demand. Notwithstanding the appointment of any receiver or other custodian, Mortgagee shall be entitled as pledgee to the possession and control of any cash or deposits at the time held by, payable, or deliverable under the terms of this Mortgage to the Mortgagee, and the Mortgagee shall have the right to offset the unpaid Obligations against any such cash or deposits in such order as Mortgagee may elect.

Section 7.6           Remedies as to Personalty.

Mortgagee may exercise any or all of its rights and remedies under the Uniform Commercial Code-Secured Transactions as adopted by the State as in effect from time to time, (or under the Uniform Commercial Code in force from time to time in any other state to the extent the same is applicable law) or other applicable law as well as all other rights and remedies possessed by Mortgagee, all of which shall be cumulative. Mortgagee is hereby authorized and empowered to enter the Property or other place where the Personalty may be located without legal process, and to take possession of the Personalty without notice or demand, which hereby are waived to the maximum extent permitted by the laws of the State. Upon demand by Mortgagee, Mortgagor shall make the Personalty available to Mortgagee at a place reasonably convenient to Mortgagee. Mortgagee may sell at one or more public or private sales and for such price as Mortgagee may deem commercially reasonable, any and all of the Personalty secured by this Mortgage, and any other security or property held by Mortgagee and Mortgagee may be the purchaser of any or all of the Personalty.

Section 7.7           Other.

Mortgagee may institute and maintain any suits and proceedings as the Mortgagee may deem advisable {i) to prevent any impairment of the Property by any acts which may be unlawful or in violation of this Mortgage, (ii) to preserve or protect its interest in the Property, and (iii) to restrain the enforcement of or compliance with any Laws that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such Laws might impair the security hereunder or be prejudicial to the Mortgagee's interest

Section 7.8           Remedies Cumulative and Concurrent

No right, power or remedy of Mortgagee as provided in the Note, this Mortgage, the Guaranty, or the other Loan Documents is intended to be exclusive of any other right, power, or remedy of Mortgagee, but each and every such right, power and remedy shall be cumulative and concurrent and in addition to any other right, power or remedy available to Mortgagee now or hereafter existing at law or in equity and may be pursued separately, successively or together against Mortgagor, any Guarantor, or any endorser, co-maker, surety or guarantor of the Obligations, or the Property or any part thereof, or any one or more of them, at the sole discretion of Mortgagee. The failure of Mortgagee to exercise any such right, power or remedy shall in no event be construed as a waiver or release thereof.

Section 7.9           Waiver, Delay or Omission.

No waiver of any Event of Default hereunder shall extend to or affect any subsequent or any other Event of Default then existing, or impair any rights, powers or remedies consequent thereon, and no delay or omission of Mortgagee to exercise any right. power or remedy shall be construed to waive any such Event of Default or to constitute acquiescence therein.

Section 7.10         Credit of Mortgagee.

To the maximum extent permitted by the laws of the State, upon any sale made under or by virtue of this Article, Mortgagee may bid for and acquire the Property, or any part thereof, and in lieu of paying cash therefor may apply to the purchase price, any portion of or all of the unpaid Obligations in such order as Mortgagee may elect.

Section 7.11         Sale.

Any sale or sales made under or by virtue of this Article shall operate to divest all the estate, right, title, interest, claim and demand whatsoever at law or in equity, of the Mortgagor and all Persons, except tenants pursuant to Leases approved by Mortgagee, claiming by, through or under Mortgagor in and to the properties and rights so sold, whether sold to Mortgagee or to others.

Section 7.12         Proofs of Claim.

In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition, seizure of the Property by any Governmental Authority, or other judicial proceedings affecting the Mortgagor, any Guarantor, any endorser, co-maker, surety, or guarantor of the Obligations, or any of their respective properties, the Mortgagee, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable 1n order to have its claim allowed in such proceedings for the entire unpaid Obligations at the date of the institution of such proceedings, and for any additional amounts which may become due and payable after such date.

Section 7.13         Waiver of Redemption, Notice, Marshalling. Etc.

Mortgagor hereby waives and releases, for itself and anyone claiming through, by, or under it, to the maximum extent permitted by the laws of the State:

(i)           all benefit that might accrue to Mortgagor by virtue of any present or future law exempting the Property, or any part of the proceeds arising from any sale thereof, from attachment, levy or sale on execution, or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment,

(ii)          unless specifically required herein or in any of the other Loan Documents, all notices of default, or Mortgagee's actual exercise of any option or remedy under the Loan Documents, or otherwise, and

(iii)         any right to have the Property marshalled.

Section 7.14         Application of Proceeds.

The proceeds of any sale of all or any portion of the Property shall be applied by Mortgagee first, to the payment of receiver's fees and expenses, if any, and to the payment of all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Mortgagee, together with interest thereon at the default rate under the Note from the date so incurred, in connection with any entry, action or proceeding under this Article and, second, in such order as Mortgagee may elect, to the payment of the Obligations. Mortgagor shall be and remain liable to Mortgagee for any difference between the net proceeds of sale and the amount of the Obligations until all of the Obligations have been paid in full.

Section 7.15         Discontinuance of Proceedings.

If Mortgagee shall have proceeded to enforce any right under any Loan Document and such proceedings shall have been discontinued or abandoned for any reason, then except as may be provided in any written agreement between Mortgagor and Mortgagee providing for the discontinuance or abandonment of such proceedings, Mortgagor and Mortgagee shall be restored to their former positions and the rights, remedies and powers of Mortgagee shall continue as if no such proceedings had been instituted.

Section 7.16         Mortgagee's Actions.

Mortgagee may, at any time without notice to any Person and without consideration, do or refrain from doing any or all of the following actions, and neither the Mortgagor, any Guarantor, any endorser, co-maker, surety or guarantor of the Obligations, nor any other Person (hereinafter in this Section collectively referred to as the "Obligor") now or hereafter liable for the payment and performance of the Obligations shall be relieved from the payment and performance thereof, unless specifically released in writing by Mortgagee: (a) renew, extend or modify the terms of the Note, this Mortgage, the Guaranty and the other Loan Documents, or any of them; (b) forbear or extend the time for the payment or performance of any or all of the Obligations; (c) apply payments by any Obligor to the reduction of the unpaid Obligations in such manner, in such amounts, and at such times and in such order and priority as Mortgagee may see fit; (d) release any Obligor; (e) substitute or release in whole or in part the Property or any other collateral or any portion thereof now or hereafter held as security for the Obligations without affecting, disturbing or impairing in any manner whatsoever the validity and priority of the lien of this Mortgage upon the Property which is not released or substituted, or the validity and priority of any security interest of the Mortgagee in such other collateral which is not released or substituted; (f) subordinate the lien of this Mortgage or the lien of any other security interest in any other collateral now or hereafter held as security for the Obligations; (g) join in the execution of a plat or replat of the Property (provided, however, notwithstanding the foregoing, Mortgagee will join in such plat or replat of the Property so long as such plat or replat is acceptable to Mortgagee); (h) join in and consent to the filing of a declaration of condominium or declaration of restrictive covenants regarding all or any part of the Property; (i) consent to the granting of any easement on the Property; and (j) generally deal with any obligor or any other party as Mortgagee may see fit.

Section 7.17         Other Remedies.

Mortgagee shall have the right from time to time to protect, exercise and enforce any legal or equitable remedy against Mortgagor provided under the Loan Documents or by applicable Laws.

Article VIII
Miscellaneous.

Section 8.1         Rights, Powers and Remedies Cumulative.

Each right, power and remedy of Mortgagee as provided for in this Mortgage, or in any of the other Loan Documents or now or hereafter existing by Law, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Mortgage, or in any of the other Loan Documents or now or hereafter existing by Law, and the exercise or beginning of the exercise by Mortgagee of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Mortgagee of any or all such other rights, powers or remedies.

Section 8.2           No Waiver by Mortgagee.

No course of dealing or conduct by or among Mortgagee and Mortgagor shall be effective to amend, modify or change any provisions of this Mortgage or the other Loan Documents. No failure or delay by Mortgagee to insist upon the strict performance of any term, covenant or agreement of this Mortgage or of any of the other Loan Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, covenant or agreement or of any such breach, or preclude Mortgagee from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any of the Obligations, Mortgagee shall not be deemed to waive the right either to require prompt payment when due of all other Obligations, or to declare an Event of Default for failure to make prompt payment of any such other Obligations. Neither Mortgagor nor any other Person now or hereafter obligated for the ·payment of the whole or any part of the Obligations shall be relieved of such liability by reason of (a) the failure of Mortgagee to comply with any request of Mortgagor or of any other Person to take action to foreclose this Mortgage or otherwise enforce any of the provisions of this Mortgage, or (b) any agreement or stipulation between any subsequent owner or owners of the Property and Mortgagee, or (c) Mortgagee's extending the time of payment or modifying the terms of this Mortgage or any of the other Loan Documents without first having obtained the consent of Mortgagor or such other Person. Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate Lien on the Property, Mortgagee may release any Person at any time liable for any of the Obligations or any part of the security for the Obligations and may extend the time of payment or otherwise modify the terms of this Mortgage or any of the other Loan Documents without in any way impairing or affecting the Lien of this Mortgage or the priority of this Mortgage over any subordinate Lien. The holder of any subordinate Lien shall have no right to terminate any Lease regardless of whether or not such Lease is subordinate to this Mortgage. Mortgagee may resort to the security or collateral described in this Mortgage or any of the other Loan Documents in such order and manner as Mortgagee may elect in its sole discretion.

Section 8.3           Waivers and Agreements Regarding Remedies.

To the full extent Mortgagor may do so, Mortgagor hereby:

(a)          agrees that it will not at any time plead, claim or take advantage of any Laws now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and waives and releases all rights of redemption, valuation, appraisement, stay of execution, exemption from civil process, extension of time for payment and notice of election to accelerate the Obligations;

(b)          waives all rights to a marshalling of the assets of Mortgagor, including the Property, or to a sale in the inverse order of alienation in the event of a foreclosure of the Property, and agrees not to assert any right under any Law pertaining to the marshalling of assets, the sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatsoever to defeat, reduce or affect the right of Mortgagee under the terms of this Mortgage to a sale of the Property without any prior or different resort for collection, or the right of Mortgagee to the payment of the Obligations out of the proceeds of sale of the Property in preference to every other claimant whatsoever;

(c)          waives any right to bring or utilize any defense, counterclaim or setoff, other than one which denies the existence or sufficiency of the facts upon which any foreclosure action is grounded. If any defense, counterclaim or setoff, other than one permitted by the preceding clause, is timely raised in a foreclosure action, such defense, counterclaim or setoff shall be dismissed. If such defense, counterclaim or setoff is based on a Claim which could be tried in an action for money damages, such Claim may be brought in a separate action which shall not thereafter be consolidated with the foreclosure action. The bringing of su.ch separate action for money damages shall not be deemed to afford any grounds for staying the foreclosure action; and

(d) waives and relinquishes any and all rights and remedies which Mortgagor may have. or be able to assert by reason of the provisions of any Laws pertaining to the rights and remedies of sureties.

Section 8.4           Successors and Assigns.

All of the grants, covenants, terms, provisions and conditions of this Mortgage shall run with the Property and shall apply to and bind the successors and assigns of Mortgagor (including any permitted subsequent owner of the Property), and inure to the benefit of Mortgagee, its successors and assigns.

Section 8.5           No Warranty by Mortgagee.

By inspecting the Property or by accepting or approving anything required to be observed, performed or fulfilled by Mortgagor or to be given to Mortgagee pursuant to this Mortgage or any of the other Loan Documents, Mortgagee shall not be deemed to have warranted or represented the condition, sufficiency, legality, effectiveness or legal effect of the same, and such acceptance or approval shall not constitute any warranty or representation with respect thereto by Mortgagee.

Section 8.6           Amendments.

This Mortgage may not be modified or amended except by an agreement in writing, signed by the party against whom enforcement of the change is sought

Section 8.7           Severability.

In the event any one or more of the provisions of this Mortgage or any of the other Loan Documents shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any other respect, or in the event any one or more of the provisions of the Loan Documents operates or would prospectively operate to invalidate this Mortgage or any of the other Loan Documents, then and in either of those events, at the option of Mortgagee, such provision or provisions only shall be deemed null and void and shall not affect the validity of the remaining Obligations, and the remaining provisions of the Loan Documents shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

Section 8.8           Notices.

All Notices required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier service or by certified United States mail, postage prepaid, addressed to the party to whom directed at the applicable address specified in the Preamble to this Mortgage (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by facsimile. Any Notice shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt; provided that service of a Notice required by any applicable statute shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Mortgage or in any other Loan Document or to require giving of notice or demand to or upon any Person in any situation or for any reason.

Section 8.9           Joint and Several Liability.

If Mortgagor consists of two (2) or more Persons, the term "Mortgagor" shall also refer to all Persons signing this Mortgage as Mortgagor, and to each of them, and all of them are jointly and severally bound, obligated and liable hereunder. Mortgagee may release, compromise, modify or settle with any of Mortgagor, in whole or in part, without impairing, lessening or affecting the obligations and liabilities of the others of Mortgagor hereunder or under the Note. Any of the acts mentioned aforesaid may be done without the approval or consent of, or notice to, any of Mortgagor.

Section 8.10         Rules of Construction.

The words "hereof,'' "herein," "hereunder," "hereto," and other words of similar import refer to this Mortgage in its entirety. The terms "agree" and "agreements" mean and include "covenant" and "covenants." The words "include" and "including" shall be interpreted as if followed by the words "without limitation." The headings of this Mortgage are for convenience of reference only and shall not be considered a part hereof and are not in any way intended to define, limit or enlarge the terms hereof. All references (a} made in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (b) made in the singular or plural number shall be deemed to have been made, respectively, .in the plural or singular number as well, (c) to the Loan Documents are to the same as extended, amended, restated, supplemented or otherwise modified from time to time unless expressly indicated otherwise, (d) to the Improvements, Personalty, Real Property or Property shall mean all or any portion of each of the foregoing, respectively, and (e) to Articles or Sections are to the respective Articles or Sections contained in this Mortgage unless expressly indicated otherwise. Any term used or defined in the Uniform Commercial Code of the State, as in effect from time to time, which is not defined in this Mortgage shall have the meaning ascribed to that term in the Uniform Commercial Code of the State. If a term is defined 1n Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term shall have the meaning specified in Article 9.

Section 8.11         Governing Law.

This Mortgage shall be construed, governed and enforced in accordance with the Laws in effect from time to time in the State.

Section 8.12         Time of Essence.

It is specifically agreed that time is of the essence as to all matters provided for in this Mortgage.

Section 8.13         Survival of Warranties and Covenants.

The .warranties, representations, covenants and agreements set forth in this Mortgage shall survive the making of the Loan and the execution and delivery of the Note, and shall continue in full force and effect until all of the Obligations shall have been paid and performed in full.

Section 8.14         Dispute Resolution.

(a)           Arbitration. Except to the extent expressly provided below, any Dispute shall, upon the request of either party, be determined by binding arbitration in accordance with the Federal .Arbitration Act, Title 9, United States Code (or if not applicable, the applicable state law), the then- current rules for arbitration of financial services disputes of the American Arbitration Association, or any successor thereof ("AAA") and the "Special Rules" set forth below.. In the event of any inconsistency, the Special Rules shall control. The filing of a court action is not intended to constitute a waiver of the right of Mortgagor or Mortgagee, including the suing party, thereafter to require submittal of the Dispute to arbitration. Any party to this Mortgage may bring an action, including a summary or expedited proceeding, to compel arbitration of any Dispute in any court having jurisdiction over such action. For the purposes of this Dispute Resolution Section only, the terms "party" and "parties" shall include any parent corporation, subsidiary or Affiliate of Mortgagee involved in the servicing, management or administration of any obligation described in or evidenced by this Mortgage, together with the officers, employees, successors and assigns of each of the foregoing.

(b)           Special Rules.

(i)            The arbitration shall be conducted in the State.

(ii)           The arbitration shall be administered by AAA. who will appoint an arbitrator. If AAA is unwilling or unable to administer or legally precluded from administering the arbitration, or if AAA is unwilling or unable to enforce or lega1ly precluded from enforcing any and all provisions of this Dispute Resolution Section, then any party to this Mortgage may· substitute another arbitration organization that has similar procedures to AAA and that will observe and enforce any and all provisions of this Dispute Resolution Section. All Disputes shall be determined by one arbitrator; however, if the amount in controversy in a Dispute exceeds Five Million Dollars ($5,000,000), upon the request of any party, the Dispute shall be decided by three arbitrators (for purposes of this Mortgage, referred to collectively as the "arbitrator").

(iii)          All arbitration hearings will be commenced within ninety (90) days of the demand for arbitration and completed within ninety (90) days from the date of commencement; provided, however, that upon a showing of good cause, the arbitrator shall be permitted to extend the commencement of such hearing for up to an additional sixty (60) days.

(iv)          The judgment and the award, if any, of the arbitrator shall be issued within thirty (30) days of the close of the hearing. The arbitrator shall provide a concise written statement setting forth the reasons for the judgment and for the award, if any. The arbitration award, if any, may be submitted to any court having jurisdiction to be confirmed and enforced, and such confirmation and enforcement shall not be subject to arbitration.

(v)           The arbitrator will give effect to statutes of limitations and any waivers thereof in determining the disposition of any Dispute and may dismiss one or more claims in the arbitration on the basis that such claim or claims is or ate barred. For purposes of the application of the statute of limitations, the service on AAA under applicable AAA rules of a notice of Dispute is the equivalent of the filing of a lawsuit.

(vi)          Any dispute concerning this arbitration provision, including any such dispute as to the validity or enforceability of this provision, or whether a Dispute is arbitrable, shall be determined by the arbitrator; provided, however, that the arbitrator shall not be permitted to vary the express provisions of these Special Rules or the Reservations of Rights in subsection {c) below.

(vii)         The arbitrator shall have the power to award legal fees and costs pursuant to the terms of this Mortgage.

(viii)        The arbitration will take place on an individual basis without reference to, resort to, or consideration of any form of class or class action.

(c)           Reservations of Rights. Nothing in this Mortgage shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation and any waivers contained in this Mortgage, or (ii) apply to or limit the right of Mortgagee (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose judicially or nonjudicially against any real or personal property collateral, or to exercise judicial or nonjudicial power of sale rights, (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writ of possession, prejudgment attachment, or the appointment of a receiver, or (D) to pursue rights against a party to this Mortgage in a third-party proceeding in any action brought against Mortgagee in a state, federal or international court, tribunal or hearing body (including actions in specialty courts, such as bankruptcy and patent courts). Mortgagee may exercise the rights set forth in clauses (A) through (D), inclusive, before, during or after the pendency of any arbitration proceeding brought pursuant to this Mortgage. Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the Dispute occasioning resort to such remedies. No provision in the Loan Documents regarding submission to jurisdiction and/or venue in any court is intended or shall be construed to be in derogation of the provisions in any Loan Document for arbitration of any Dispute.

(d)           Conflicting Provisions for Dispute Resolution. If there is any conflict between the terms, conditions and provisions of this Section and those of any other provision or agreement for arbitration or dispute resolution, the terms, conditions and provisions of this Section shall prevail as to any Dispute arising out of or relating to (i) this Mortgage, (ii) any other Loan Document, (iii) any related agreements or instruments, or (iv) the transaction contemplated herein or therein (including any claim based on or arising from an alleged personal injury or business tort). In any other situation, if the resolution of a given Dispute is specifically governed by another provision or agreement for arbitration or dispute resolution, the other provision or agreement shall prevail with respect to said Dispute.

(e) JURY TRIAL WAIVER IN ARBITRATION. BY AGREEING TO THIS SECTION, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE.

Section 8.15         Forum.

Mortgagor hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the jurisdiction of any state court or any United States federal court sitting in the State specified in the governing law section of this Mortgage and to the jurisdiction of any state court or any United States federal court sitting in the state in which any of the Property is located, over any Dispute. Mortgagor hereby irrevocably waives, to the fullest extent permitted by Law. any objection that Mortgagor may now or hereafter have to the laying of venue in any such court and any claim that any·such court is an inconvenient forum. Mortgagor hereby agrees and consents that, in addition to any methods of service of process, provided for under applicable law, all service of process in any such suit, action or proceeding in any state court or any United States federal court sitting in the state specified in the governing law section of this Mortgage may be made by certified or registered mail, return receipt requested, directed to Mortgagor at its addresses for notice set forth in this Mortgage, provided, however, that such mailings shall be sent separately or at any subsequent addresses of which Mortgagee received actual notice from Mortgagor in accordance with the notice section of this Mortgage, and service so made shall be complete five (S) days after the same shall have been so mailed. Nothing herein shall affect the right of Mortgagee to serve process in any manner permitted by Law or limit the right of Mortgagee to bring proceedings against Mortgagor in any other court or jurisdiction.

Section 8.16         WAIVER OF JURY TRIAL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE :PARTIES' AGREEMENT TO ARBITRATE ANY "DISPUTE" (AS DEFINED ABOVE) AS SET FORTH IN THIS MORTGAGE., TO THE EXTENT ANY "DISPUTE" IS NOT SUBMITTED TO ARBITRATION OR IS DEEMED BY THE ARBITRATOR OR BY ANY COURT WITH JURISDICTION TO BE NOT ARBITRABLE OR NOT REQUIRED TO BE ARBITRATED, MORTGAGOR AND MORTGAGEE WAIVE TRIAL BY JURY IN RESPECT OF ANY SUCH "DISPUTE" AND ANY ACTION ON SUCH 'DISPUTE." THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY MORTGAGOR AND MORTGAGEE, AND MORTGAGOR AND MORTGAGEE HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON OR ENTITY TO INDUCE TH1S WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN DOCUMENTS. MORTGAGOR AND MORTGAGEE ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL. MORTGAGOR FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS MORTGAGE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT BAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

Section 8.17         Entire Agreement.

The Loan Documents constitute the entire understanding and agreement between Mortgagor and Mortgagee with respect to the transactions arising in connection with the Loan, and supersede all prior written or oral understandings and agreements between Mortgagor and Mortgagee with respect to the matters addressed in the Loan Documents. In particular, and without limitation, the terms of any commitment by Mortgagee to make the Loan are merged into the Loan Documents. Except as incorporated in writing into the Loan Documents, there are no representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be executed under seal as of the day and year first written above

WATERTON LANSBROOK VENTURE, L.L.C., a Delaware limited liability company

By:	WRPV XI Lansbrook Tampa, L.L.C., a Delaware limited
liability company, as manager

	By:	Waterton Venture XI Holdings, L.L.C., a Delaware limited
liability company, as manager

		By:	Waterton Residential Property Venture XI, L.P., a
Delaware limited partnership, as a manager

		By:	Waterton Residential Property Venture XI (PF-1),
LP., a Delaware limited partnership, as a manager

			By:	Waterton Venture XI GP, L.L.C., a Delaware
limited liability company, as general partner

				By:	Waterton Associates L.L.C., an Illinois
limited liability company, as sole
member

					By:	/s/ Marc Swerdlow
Marc Swerdlow, President

WITNESS OR ATTEST

/s/ Carolyn M. Lagor
Name:	Carolyn M. Lagor

/s/ Christina Shorts
Name:	Christina Shorts

[SEAL]

·

STATE OF ILLINOIS           )

COUNTY OF COOK             )

The foregoing instrument was acknowledged before me this 25 day of September, 2012 by Marc Swerdlow, as President of Waterton Associates L.L.C., as sole member of Waterton Venture XI GP, L.L.C., as general partner of Waterton Residential Property Venture XI (PF-1), L.P., and Waterton Residential Property Venture XI, L.P., each a manager of Waterton Venture XI Holdings, L.L.C., as manager of WRPV XI Lansbrook Tampa, L.L.C., as manager of WATERTON LANSBROOK VENTURE, L.L.C., a Delaware limited liability company, on behalf of the limited liability company. He is personally known to me or has produced _________as identification.

/s/ Tenzin C. Wangyal
Printed Name:	Tenzin C. Wangyal
Notary Public
Serial Number (if any):

My Commission Expires: 4/8/2013

(NOTARY SEAL)

OFFICIAL SEAL
TENZIN C WANGYAL
Notary Public State of Illinois
My Commission Expires 04/08/13

Exhibit A

Legal Description

PARCEL 1:

UNITS as shown on Schedule 1 being in the following:

LANSBROOK VILLAGE CONDOMINIUM, a Condominium according to the Declaration of Condominium thereof, as recorded in O.R Book 14696, Pages 673 through 874, inclusive and according to the Plat thereof recorded in Condominium Book 139, Pages 42 through 62, inclusive and all amendments thereof, of the Public Records of Pinellas County, Florida, together with an undivided interest in the common elements for each unit described in Schedule 1.

PARCEL 2:

Easements in and to the common areas, as more particularly defined and described in the Declaration of Covenants, Conditions, Restrictions and Easements for The Villages at Lansbrook (The “Villages at Lansbrook Declaration, recorded .December 17, 1999, in O.R. Book 10758, Page 763, as further supplemented by the document recorded in O.R. Book 10758, Page 855, as further supplements by the document recorded in O.R. Book 11378,Page 120 and as Amended and Restated by Amended and Restate Declaration of Covenants, Conditions, Restrictions and Easements for Village of Lansbrook, recorded in O.R. Book 12489, Page 2341, Second Amended and Restate Declaration of Covenants, Conditions, Restrictions and Easements for Villages of Lansbrook recorded October 4, 2004, in O.R. Book 13864, Page 2510, all of the Public Records of Pinellas County, Florida, LESS and EXCEPT those easement areas created under the aforementioned documentation that are located within Parcel 1 described above.

PARCEL 3:

Draiw1ge and retention easements over the drainage area more particularly described and defined in the Declaration of Drainage Easements and Maintenance Agreement (the "Drainage Declaration'') recorded October 15, 1993, in O.R. Book 8437, Page 1145, as modified by O.R. Book 9109, Page 1086 and as supplemented by document recorded in O.R. Book 11378, Page 111, all of the Public Records of Pinellas County, Florida.

EXHIBIT A

SCHEDULE 1 Exhibit A, LEGAL DESCRIPTION

PARCEL 1 con't:

Cambridge Village "C" Units

C0l-101	C0l-103	C01-104	C0l-106		C0l-201	C01-202	C0l-205	C0l-206
C02-101	C02-103	C02-104	C02-201	C02-202	C03-101	C03-102	C03-104	C03-105
C03-106	C03-201	C03-202	C03-203	C03-204	C03-205	C04-101	C04-102	C04-103
C04-104	C04-201	C04-203	C04-204	C05-104	C05-105	C05-106	C05-202	C05-203
C05-205	C05-206	C06-101	C06-102	C06-103	C06-104	C06-201	C06-203	C06-204
C07-104	C07-105	C07-106	C07-201	C07-202	C0?-204	C07-206	C08-101	C08-104
C05-201	C08-203	C08-204	C09-101	C09-102	C09-103	C09-104	C09-201	C09-202
C09-203	C09-204	C10-102	Cl0-103	Cl0-104	Cl0-105	C10-106	Cl0-201	Cl0-202
C10-203	C10-205	Cl0-206	Cl1-101	Cll-102	Cll-103	Cll-201	Cll-202	Cll-203
C12-101	Cl 2-104	C12-201	C12-203	C13-101	C13-102	Cl3-104	Cl3-201	CB-203
Cl3-204	C14-102	Cl4-104	Cl4-201	Cl4-202	C14-204	C15-101	C15-102	Cl5-104
Cl 5-201	C15-202	C15-204	Cl6-l01	C16-102	C16-104	CI6-201	Cl6-202	C16-203
C16-204	CI?-103	Cl7-104	Cl7-201	Cl7-202	C17-203	C17-204	C18-101	C18-102
Cl8-103	C18-104	C18-201	C18-202	Cl8-203	C18-204	C19-104	C19-201	Cl9-203
C19-204	C20-l01	C20-104	C20-201	C20-204	C21-101	C21-102	C21-103	C21-104
C21-201	C21-202	C21-203	C22-103	C22-104	C22-105	C22-106	C22-204	C22-205
C22-206	C23-101	C23-102	C23-l03	C23-104	C23-105	C23-l06	C23-201	C23-202
C23-203	C23-204	C23-205	C23-206	C24-101	C24-102	C24-103	C24-201	C24-203
C24-204	C25-101	C25-102	C25-104	C25-105	C25-201	C25-203	C25-204	C25-205
C25-206	C26-101	C26-102	C26-104	C26-201	C26-203	C26-204

Hampton Village ''H" Units

HOl-102	HOl-103	HOI-104	HOl-106	HOl-107	HQl-108	H02-l01	H02-103	H02-104
H02-105	H02-106	H02-108	H03-103	H03-104	H03-105	H03-106	H03-107	H04-101
H04-106	HOS-103	H05-104	H06-10l	H06-102	H06-107	H06-108	Hl6-201	H06-202
H06-203	H06-204	H06-207	H06-208	H06-301	H06-302	H06-303	H06-304	H06-305
H06-306	H06-307	H06-308	H07-102	H0?-103	HOS-101	H08·103	H09-102	H09-103
H09-104	H09-105	H09-106	H09-107	H09-108	Hl0-101	HlO-l-02	Hl0-103	Hl0-106
Hl0-107	Hl0-108	Hl0-203	Hl0-204	Hl0-205	Hl0-206	Hl0-207	H10-301	Hl0-302
Hl 0-304	Hl0-306	Hl0-307	Hl0-308	HI 1-103	Hll-105	Hll-106	Hll-107	H1 l-108
Hl l-109	H12-101	Hl2-102	Hl2-103	H12-104	H12-l05	H12-106	H12-107	H12-108
Hl2-201	H12-202	H12-203	H12-205	H12206	Hl2-207	H12-208	H12-301	H12-302
H12-304	H12-305	Hl2-306	Hl3-103	HB-104	Hl3-l05	Hl4-101	H14-102	Hl4-104
Hl4-105	HlS-101	H15-106	HlS-108	H16-104.	H16-105	H16-106	Hl6-107	H16-108
Hl6-201	Hl6-202	H16-203	H16-204	H16·205	H16-206	H16-207	H16-208	H16-301
Hl 6 302	Hl6-304	H16-306	H16-307	Hl6-308	H17-102	Hl7-104	H17-105	Hl7-106
HI 7-107	H18-l01	Hl8-102	Hl 8-103	Hl8-104	Hl8-105	H18-106	Hl8-108	Hl9-102

Exhibit A

H19-103	H19-104	H19-105	H19-106	H20-101	H20-102	H20-103	H20-104	H20-105
H21-103	H21-105	H21-107	H21-108	HZl-109	H21-110	H22-103	H22-104	H22-106
H22-107	H22-108	H22-109	H22-110	H23-101	H23-102	H23-103	H23-104	H23-105
H23-106	H24-101	H24-102	H24-103	H24-105	H24-108	H23-109

Windsor Village ''W" Units

WOl-101	WOl-204	W02-104	W02-201	W02-203	W03-101	W03-201	W03-202	W03-203
W03-204	W04-102	W04-104	W04 204	W05-101	W05-104	W06-101	W06-102	W06-104
W06-203	W06-204	W07-l01	W07-103	W07-104	W07-201	W07-202	W07-203	W07-204
W08-101	W08-102	W08-104	W08-201	W08-202	W08-204	W09-104	W09-105	Wl0-101
W10-103	Wl0-105	Wll-104	Wll-106	Wl2-101	Wl2-103	W12-104	W12-105	W12-106
WB-102	Wl3-105	WB-106	Wl4-102	Wl4-103	Wl4-104	WlS-101	W15-I 02	W15-103
WlS-104	Wl5-105	Wl5-106	Wl6-102	W16-103	Wl6-104	W16-l05	WI7-101	Wl7-103
Wl8-101	W18-102	W18-103	W18-104	W l8-201	W18-202	Wl8-203	W18-204	W19-101
W19-201	Wl9-204	W20-102	W20-103	W20-104	W20-203	W21-101	W21-102	W21-103
W2J-201	W21-202	W21-204	w22-101	W22-l02	W22-103	W22-104	W22-202	W22-203
W22-204	W23-101	W23-102	W23-104	W23-202	W23-203	W24-101	W24-102	W24-103
W24-104	W24-202	W24-203	W24-204	W25-101	W25-102	W25-103	W25-104	W25-203
W26-101	W26-102	W26-103	W26-104	W26-201	W26-202	W27-202	W28-102	W28-103
W28-202	W28-203	W29-102	W29-103	W30-101	W30-l02	W30-201	W31-101	W3I-103
W31-104	W32-101	W32-103	W33-101	W33-104	W34-101	W34-105	W35-101	W35-102
W35-104	W35-l05	W35-106	W36-103	W36-106	W37-101	W37-102	W34-103	W37-104
W37-105	W38-101	W38-104	W38-106	W39-l01	W39-105	W40-101	W41-101	W41-102
W41-103	W41-104

C19-102	C08-202	C20-103	C25-103

H06-206	Hl0-201	Hl0-303	Hl l-110	HlS-102	HlS-104	HlS-110	H16-305	H22-105

W03-102

Wl l-101	W l0-102	W36-105	W26-204	W27-201	W36-102	W8-203	W20-101	W33-106
W25-204

EXHIBIT A